UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 4, 2009

                 The South Financial Group, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-15083	57-0824914
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

102 South Main Street, Greenville, South Carolina	29601
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (864) 255-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 5, 2009, The South Financial Group, Inc. ("TSFG") filed a "universal shelf" registration statement registering its potential issuance of $750 million of various equity and debt securities. TSFG has no specific plans to issue securities under this shelf. However, the securities issued by TSFG to the U.S. Treasury in December 2008 (under its TARP Capital Purchase Program) are covered by this registration statement, and accordingly, the U.S. Treasury could avail itself of this registration statement in its discretion.

TSFG filed a previous shelf registration statement in November 2008. However, TSFG was required to refile this shelf registration statement due to the fact, upon filing its Annual Report on Form 10-K for the year ended December 31, 2008, it was no longer a "well known seasoned issuer" (a WKSI).

On March 4, 2009, TSFG filed a shelf registration statement on form S-3, which effectively continued the registration statement which had been filed by TSFG on June 6, 2008 with respect to its Mandatorily Convertible Preferred Stock Series 2008 and the Common Shares into which such Preferred Stock is convertible. It was required to refile this registration statement for the same reason set forth in the preceding paragraph.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SOUTH FINANCIAL GROUP, INC.

March 5, 2009	By: /s/ William P. Crawford, Jr. William P. Crawford, Jr. Executive Vice President and General Counsel